Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2025, relating to the consolidated financial statements of Vistra Corp. and its subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vistra Corp. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Dallas, Texas

October 31, 2025